REVOLVING LOAN NOTE

Lender: General Electric Capital Corporation
Principal Amount: $75,000,000	March 27, 2014

FOR VALUE RECEIVED, the undersigned, JAKKS Pacific, Inc., a Delaware corporation, Creative Designs International, Ltd., a Delaware corporation, Disguise, Inc., a Delaware corporation, JAKKS Sales Corporation, a Delaware corporation, Maui, Inc., an Ohio corporation, Moose Mountain Marketing, Inc., a New Jersey corporation, and Kids Only, Inc., a Massachusetts corporation (together, “Borrowers”), hereby jointly and severally promise to pay to Lender set forth above (“Lender”) the Principal Amount set forth above, or, if less, the aggregate unpaid principal amount of all Revolving Loans of Lender to Borrowers, together with interest thereon at the rates specified in the Credit Agreement from the date made until such principal amount is paid in full, payable at such times and in such amounts as are specified in the Credit Agreement.

Both principal and interest are payable in Dollars to Agent at its address set forth in the Credit Agreement, in immediately available funds.

This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement dated as of March 27, 2014 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Borrowers, JAKKS Pacific, Inc., as Borrower Representative, the other Credit Parties party thereto, Lenders, L/C Issuers party thereto and General Electric Capital Corporation, as Agent for Lenders and the other Secured Parties. Capitalized terms used herein but not defined herein have the meanings ascribed to such terms in the Credit Agreement.

The Credit Agreement contains provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity upon the terms and conditions specified therein.

This Note is a Loan Document, is entitled to the benefits of the Loan Documents and is subject to certain provisions of the Credit Agreement, including Sections 10.14(b) (Submission to Jurisdiction), 10.15 (Waiver of Jury Trial), 10.19 (Joint and Several) and 12.03 (Other Interpretive Provisions) thereof.

This Note is a registered obligation, transferable only upon notation in the Register, and no assignment hereof shall be effective until recorded therein.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, each Borrower has caused this Note to be executed and delivered by its duly authorized officer as of the date first set forth above.

“Borrowers”

CREATIVE DESIGNS INTERNATIONAL, LTD.
DISGUISE, INC.
JAKKS PACIFIC, INC.
JAKKS SALES CORPORATION
KIDS ONLY, INC.
MAUI, INC.
MOOSE MOUNTAIN MARKETING, INC.

By:
Name:
Title:

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